SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No.)

Filed by the Registrant [X]       Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[X]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                           SPEIZMAN INDUSTRIES, INC.
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                (Name of Registrant as Specified in Its Charter)


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     (Name of Person(s) filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[x]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)  Title of each class of securities to which transaction applies:
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         (2)  Aggregate number of securities to which transaction applies:
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         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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         (4)  Proposed maximum aggregate value of transaction:
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         (5)  Total fee paid:
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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting Fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:
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         (2)  Form, Schedule or Registration Statement No.:
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         (3)  Filing party:
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         (4)  Date Filed:
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

                            SPEIZMAN INDUSTRIES, INC.

                                701 Griffith Road
                               Charlotte, NC 28217


    ------------------------------------------------------------------------
                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 14, 2001

    ------------------------------------------------------------------------


         NOTICE IS HEREBY GIVEN THAT a Special Meeting of Stockholders (the "Special Meeting") of Speizman Industries, Inc. (the "Company") will be held on February 14, 2001, at 11:00 a.m. local time at the principal executive offices of the Company located at 701 Griffith Road, Charlotte, North Carolina 28217, for the following purposes:

                  (1) To approve an amendment of the Company's Certificate of Incorporation, as amended, to effect a reverse stock split whereby the Company would issue one new share of its Common Stock, par value $.10 per share, in exchange for not less than two nor more than five outstanding shares Common Stock; and

                  (2) To transact such other business as properly may come before the Special Meeting and any adjournment or postponement thereof.

         The reverse stock split and other related matters are more fully described in the Proxy Statement accompanying this notice. All of our stockholders are cordially invited to attend the Special Meeting. Only holders of record of our common stock at the close of business on December 29, 2000 will be entitled to vote at the Special Meeting and any adjournments or postponements thereof, either in person or by proxy.

         Your vote is important regardless of the number of shares you own. Each stockholder, even though he or she now plans to attend the Special Meeting, is requested to sign, date and return the enclosed proxy card without delay in the enclosed postage-paid envelope. You may revoke your proxy at any time prior to its exercise. Any stockholder present at the Special Meeting or any adjournment or postponement thereof may revoke his or her proxy and vote personally on each matter brought before the meeting.

                                            By order of the Board of Directors,

                                            John C. Angelella
                                            Secretary

Charlotte, North Carolina,
January ____, 2001

                            SPEIZMAN INDUSTRIES, INC.

                                701 Griffith Road
                               Charlotte, NC 28217

 -------------------------------------------------------------------------------

          PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE
                            HELD ON FEBRUARY 14, 2001
 -------------------------------------------------------------------------------

                               GENERAL INFORMATION

         This Proxy Statement and the enclosed proxy card are being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Speizman Industries, Inc., a Delaware corporation (the "Company"), for use at the Special Meeting of Stockholders of the Company (the "Special Meeting") to be held on February 14, 2001 at 11:00 a.m. local time at 701 Griffith Road, Charlotte, North Carolina 28217, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders and in this Proxy Statement.

         It is anticipated that this Proxy Statement and the enclosed proxy card will first be mailed to the Company's stockholders on or about January ____, 2001.

Record Date

         The Board of Directors has fixed the close of business on December 29, 2000 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and at any adjournment or postponement thereof. At the close of business on the Record Date, 3,252,428 shares of the Company's common stock, par value $.10 per share, ("Common Stock"), were issued and outstanding.

Proxies

         When a proxy card is returned, properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a stockholder does not attend the Special Meeting and does not return the signed proxy card, such stockholder's shares will not be voted. If a stockholder returns a signed proxy card but does not indicate how his or her shares are to be voted, such shares will be voted FOR approval of the amendment of the Company's Certificate of Incorporation, as amended, to effect a reverse stock split whereby the Company would issue one new share of Common Stock in exchange for not less than two nor more than five shares of outstanding Common Stock. As of the date of this Proxy Statement, the Board of Directors does not know of any other matters that are to come before the Special Meeting. If any other matters are properly presented at the Special Meeting for consideration, the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

         Any proxy given may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company at or before the taking of the vote at the Special Meeting or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Speizman Industries, Inc., 701 Griffith Road, Charlotte, NC 28217, Attention: Secretary, or hand delivered to the Secretary of the Company at or before the taking of the vote at the Special Meeting.

         The Company will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, Corporate Investors Communications,

Inc. will assist in the solicitation of proxies by the Company for a fee of $6,000, plus reimbursement of reasonable out-of-pocket expenses.

Quorum

         The presence, either in person or by properly executed proxies, of the holders of a majority of the outstanding shares of the Common Stock is necessary to constitute a quorum at the Special Meeting. Abstentions will be treated as present for purposes of determining the presence or absence if a quorum.

Vote Required

         The Company's stockholders are entitled to one vote at the Special Meeting for each share of Common Stock held by them on the Record Date. The affirmative vote of a majority of the outstanding shares of Common Stock, represented in person or by proxy, is required to approve the amendment of the Company's Certificate of Incorporation, as amended, to effect a reverse stock split. Votes may be cast for or against or to abstain from approval of the amendment. Under applicable Delaware law, abstentions will have the effect of a vote against approval of the amendment of the Company's Certificate of Incorporation, as amended, to effect a reverse stock split.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information as to the beneficial ownership of shares of the Common Stock as of December 29, 2000 by (i) all stockholders known by the Company to be the beneficial owners of more than five percent of Common Stock, (ii) each director of the Company, (iii) the President of the Company and each of the Company's four other most highly compensated executive officers serving at the end of the Company's fiscal year ended July 1, 2000, and (iv) all executive officers and directors as a group. Unless otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares beneficially owned by them.

                                                                                        Beneficial Ownership(1)
                                                                            ------------------------------------------------
                                                                             Shares Beneficially           Percent of
Name                                                                                Owned              Shares Outstanding
-------------                                                               ----------------------  ------------------------
Robert S. Speizman
     701 Griffith Road, Charlotte, NC 28217............................             798,927(2)               23.4%
C. Alexander Davis.....................................................              10,000                    *
Bryan D. Speizman......................................................             167,300(3)                5.0
Mark A. Speizman.......................................................             161,614(4)                4.8
William Gorelick.......................................................              29,375(5)                 *
Scott C. Lea...........................................................               9,375(6)                 *
Josef Sklut............................................................              10,975(7)                 *
Dimensional Fund Advisors, Inc.
     1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.............             198,600(8)                6.1
Heartland Advisors, Inc.
     790 N. Milwaukee St., Milwaukee, WI 53202.........................             300,000(9)                9.2
All executive officers and directors as a group (9 persons)............           1,241,766(10)              34.2

-----------------

*Less than 1%

(1) This table is based upon information supplied by officers, directors and principal stockholders of the Company and by Schedules 13G filed with the Securities and Exchange Commission (the "Commission"). Unless otherwise indicated in the footnotes to this table and subject to marital property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 3,252,428 shares of Common Stock outstanding, adjusted as required by rules of the Commission.

(2) Includes an aggregate 160,830 shares of Common Stock subject to presently exercisable options.

(3) Includes an aggregate of 104,750 shares of Common Stock subject to presently exercisable options.

(4) Includes an aggregate of 103,750 shares of Common Stock subject to presently exercisable options.

(5) Includes an aggregate of 4,375 shares of Common Stock subject to presently exercisable options.

(6) Represents shares of Common Stock owned by a revocable trust of which Mr. Lea and certain of his family members are beneficiaries and an aggregate of 4,375 shares of Common Stock subject to presently exercisable options.

(7) Includes 600 shares of Common Stock owned of record by Mr. Sklut's spouse, as to which he disclaims beneficial ownership, and 375 shares of Common Stock subject to a presently exercisable option.

(8) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the securities of the Issuer described in this schedule that are owned by the Funds. All securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(9) These shares of Common Stock are held in investment advisory accounts of Heartland Advisors, Inc. As a result, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities. The interests of one such account, Heartland Value Fund, a series of Heartland Group, Inc., a registered investment company, relates to more than 5% of the class.

(10) Includes an aggregate of 378,455 shares of common stock subject to presently exercisable options.

                 PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION
                          TO EFFECT REVERSE STOCK SPLIT

General

         In December 2000, the Company's Board of Directors approved, and recommended that the stockholders approve, an amendment to Article Fourth (A) of the Company's Certificate of Incorporation, as amended (the "Amendment"), to effect a reverse split (the "Reverse Split") of the Common Stock, whereby the Company would issue one new share of Common Stock in exchange for not less than two nor more than five outstanding shares of Common Stock. If approved, the Amendment would be effective on such date as a Certificate of Amendment (the "Certificate of Amendment") reflecting the Reverse Split is filed with the Secretary of State of the State of Delaware (the "Effective Date"). The Board of Directors has the authority, in its discretion, to abandon the Reverse Stock Split based on its consideration of factors more fully discussed below.

         The complete text of the Certificate of Amendment that would be filed in the office of the Secretary of State of the State of Delaware to effect the Reverse Split is set forth in Appendix A to this Proxy Statement, provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Company's Board of Directors deems necessary and advisable to effect the Reverse Split in the range described above.

Purpose of the Proposed Reverse Split

         The Common Stock is currently listed on the Nasdaq National Market. In order for the Common Stock to continue to be listed on the Nasdaq National Market, the Company must satisfy various continued listing requirements established by Nasdaq. Among other things, persons other than officers and directors of the Company must hold at least 750,000 shares of Common Stock with an aggregate market value of at least $5.0 million, at least 400 persons must own at least 100 shares of Common Stock and the Common Stock must have a minimum bid price of at least $1.00 per share.

         In October 2000, the Company received a letter from Nasdaq advising it that the Common Stock had failed to maintain a minimum market value of public float of $5.0 million over the 30 consecutive trading days preceding the date of the letter. The letter stated that if the Company was unable to demonstrate compliance with this requirement for a minimum of 10 consecutive trading days during the 90 days ending January 18, 2001, the Common Stock would be delisted at the opening of business on January 22, 2001. The Company has not regained compliance with this requirement and at December 29, 2000, the market value of the Company's public float was approximately $1.3 million.

         To avoid delisting from The Nasdaq Stock Market, if the market value of the Company's public float does not return to $5.0 million, the Board of Directors plans to apply for transfer to the Nasdaq SmallCap Market. The requirements for the listing the Common Stock on that market include a public float of at least 500,000 shares with a market value of at least $1.0 million and a minimum bid price of $1.00 per share of Common Stock. The Company currently does not currently meet the listing requirements of the Nasdaq SmallCap Market. The Common Stock traded below $1.00 per share from November 22, 2000 through December 17, 2000 and has traded below $1.00 since December 21, 2000. The Board of Directors expects that the Reverse Split will achieve, at least initially, compliance with the minimum bid price requirement. Although the Reverse Split will not be effective by January 18, 2001 and the per share bid price of the Common Stock will not have increased by this date as a result, the Company expects to request a hearing concerning its delisting from Nasdaq which, the Company believes, will give it additional time to effect the Reverse Split prior to delisting.

         If effected, the Reverse Split will reduce the number of shares of Common Stock issued and outstanding. The Board of Directors expects that this reduction will result initially in an increase in the bid price of the Common Stock to a level above the current bid price and to above $1.00 per share. However, since there are numerous factors and contingencies that could affect the bid price of the Common Stock, there can be no assurance that an increase in the bid price will occur, or if it occurs, that the bid price will be over $1.00 per share for a sustained period.

         Under Nasdaq's listing maintenance standards, if the closing bid price of the common stock is under $1.00 per share for thirty consecutive trading days and does not thereafter regain compliance for a minimum of ten consecutive trading days during the ninety calendar days following notification by Nasdaq, Nasdaq may delist the Common Stock from trading on The Nasdaq Stock Market. If a delisting were to occur, the Common Stock would trade on the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc. Such alternatives are generally considered to be less efficient markets and not as broad a market as The Nasdaq Stock Market.

         The effect of the Reverse Split upon the market price for the Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of the Common Stock after the Reverse Split will rise in proportion to the reduction in the number of shares of the Common Stock outstanding resulting from the Reverse Split. There can be no assurance that the market price per Share of the Common Stock after the Reverse Split will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or otherwise meet the requirements of Nasdaq for continued listing on the Nasdaq SmallCap Market, including the minimum public float requirement of $1.0 million. The market price of the Common Stock may also be based on the Company's performance and other factors, some of which may be unrelated to the number of shares outstanding.

Effect of Reverse Split

         If the Amendment is approved by the stockholders at the Special Meeting, the Board of Directors, in its discretion, will determine whether to effect the Reverse Split, when to effect the Reverse Split and the appropriate number of outstanding shares of Common Stock (the "Reverse Split Number") to be exchanged for a single new share of Common Stock in the Reverse Split. The Reverse Split Number will be not less than two nor more than five. The actual Reverse Split Number will be determined in a manner that takes into consideration the prevailing market conditions at the time.

         Upon the Effective Date, each fixed number of shares of Common Stock issued and outstanding ("Old Common Stock") equal to the Reverse Split Number will be combined, reclassified and changed into one fully paid and non-assessable share of Common Stock ("New Common Stock"). Each holder of record of a certificate representing shares of Old Common Stock will be entitled to receive, upon surrender of such certificate, a certificate representing the number of whole shares of New Common Stock to which the holder is entitled pursuant to the Reverse Split. Any certificates for shares of Old Common Stock not so surrendered shall be deemed to represent one share of New Common Stock for each such fixed number of shares equal to the Reverse Split Number of Old Common Stock previously represented by such certificate. No fractional shares of Common Stock or scrip representing fractional shares will be issued as a result of the Reverse Split. Although the number of each stockholder's shares of Common Stock will be reduced as a result of the Reverse Split, such stockholder's voting rights and pro rata equity interest in the Company and its shares of outstanding Common Stock will not be reduced, except for possible immaterial changes due to the Company's purchase of fractional shares as described below.

         Each of the Company's equity compensation plans provides for either automatic or permissive equitable adjustments on account of a stock split to both the aggregate number of shares of Common Stock available for issuance under the plan and the terms of the stock options outstanding under the plan. Each of these plans is administered either by the Board of Directors or its Compensation Committee. The Board of Directors and the Compensation Committee intend to make these equitable adjustments on account of the Reverse Split. As a result, the number of shares of Common Stock authorized for issuance under each plan will be divided by the Reverse Split Number. In addition, the number of shares of Common Stock subject to each stock option outstanding under the plans will be divided by the Reverse Split Number and the per share exercise price under each such option will be multiplied by the Reverse Split Number.

         Except for changes resulting from the receipt of cash in lieu of fractional shares as described below, the Reverse Split will not change the equity interests of the stockholders in the Company and will not affect the relative rights of any stockholder or result in a dilution or diminution of any stockholder's proportionate interest in the Company. Management does not believe, nor does it intend, that the Reverse Split will result in a significant number of stockholders being cashed out by virtue of holding less than one share after the Reverse Split.

         If adopted, the Amendment will not affect the par value of the Common Stock of $.10 per share however, an amount equal to the difference between the aggregate par value of the Old Common Stock and the aggregate par value of the New Common Stock will be transferred for accounting purposes from the Common Stock account to the Company's additional paid-in capital account.

Fractional Shares

         Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of Old Common Stock that is not evenly divisible by the Reverse Split Number will be entitled, upon surrender of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of New Common Stock on the Effective Date as reported on The Nasdaq Stock Market. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights, except to receive payment therefor as described above.

Procedure for Implementing the Reverse Split

         If the Amendment is approved by the stockholders at the Special Meeting, the Board of Directors, in its discretion, will determine the necessity for the Reverse Split and Reverse Split Number as soon as practicable. The Certificate of Amendment will become effective upon the filing with the Secretary of State of the State of Delaware. Based on the recent minimum bid price of the Common Stock, the Company intends to effect the Reverse Split as soon as practicable subsequent to receiving the requisite stockholder approval. The Company expects to notify stockholders of the effectiveness of the Reverse Split and the Reverse Split Number by a press release.

         Each stockholder of record as of the close of business on the Effective Date will be entitled to receive, upon surrender of a certificate of shares of Old Common Stock, a new stock certificate representing the number of whole shares of the Company's New Common Stock to which the holder shall be entitled pursuant to the Reverse Split. For example, if the Reverse Split Number determined by the Board is three and a stockholder owned 300 shares of the Company's Old Common Stock on the Effective Date, upon surrender of the certificate for 300 shares, the Company would mail to the stockholder a share certificate for 100 shares of the Company's New Common Stock. Any certificates for shares of Old Common Stock not so surrendered after the Effective Date shall be deemed to represent one share of New Common Stock for each such fixed number equal to the Reverse Split Number of Old Common Stock previously represented by such certificate. Holders of fractional share interests will be entitled to receive cash in lieu of fractional shares as described above.

         The Company expects that its transfer agent will act as exchange agent (the "Exchange Agent") for purposes of implementing the exchange of stock certificates. Shortly after the Effective Date, each holder of an outstanding certificate theretofore representing shares of Old Common Stock will receive from the Exchange Agent instructions for the surrender of such certificate to the Exchange Agent. No new certificates or cash in lieu of fractional shares will be issued to a stockholder until such stockholder has surrendered to the Exchange Agent such stockholder's outstanding certificates together with a properly completed and executed letter of transmittal. Stockholders should not destroy any stock certificate and should not submit any certificate until requested to do so by the Company or the Exchange Agent.

No Appraisal Rights

         Under Delaware law, stockholders of the Company are not entitled to appraisal rights with respect to the proposed Reverse Split.

Federal Income Tax Consequences

         The following discussion generally describes certain federal income tax consequences of the proposed Reverse Split to stockholders of the Company. The following does not address any foreign, state, local tax or alternative minimum income or other federal tax consequences of the proposed Reverse Split. The actual consequences for each stockholder will be governed by the specific facts and circumstances pertaining to such stockholder's acquisition and ownership of the Common Stock.

         Thus, the Company makes no representations concerning the tax consequences for any of its stockholders and recommends that each stockholder consult with such stockholder's own tax advisor concerning the tax consequences of the Reverse Split, including federal, state and local or other income tax.

         The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the proposed Reverse Split. However, the Company believes that, because the Reverse Split is not part of a plan to periodically increase a stockholder's proportionate interest in the assets or earnings and profits of the Company, the proposed Reverse Split will have the following income tax effects:

         1. A stockholder will not recognize taxable gain or loss as a result of the Reverse Split, except to the extent a stockholder receives cash in lieu of fractional shares. Cash payments in lieu of a fractional share of New Common Stock should be treated as if the fractional share were issued to the stockholder and then redeemed by the Company for cash. Generally, a stockholder receiving such payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share. Such gain or loss generally will be capital gain or loss.

         2. In the aggregate, the stockholder's basis in New Common Stock will equal his basis in the shares of Old Common Stock exchanged therefor (but not including the basis allocated to a fractional share for which the stockholder is entitled to receive cash), and such stockholder's holding period for New Common Stock will include the holding period for Old Common Stock exchanged therefor if the shares of Old Common Stock were capital assets in the hands of such stockholder.

         3. The proposed Reverse Split will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Company will not recognize any gain or loss as a result of the Reverse Split.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE SPLIT AND TO REDUCE PROPORTIONATELY THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                     STOCKHOLDER PROPOSALS AT THE COMPANY'S
                       NEXT ANNUAL MEETING OF STOCKHOLDERS

         The 2001 Annual Meeting of Stockholders ("2001 Annual Meeting") is anticipated to be held in November 2001. In order for stockholder proposals to be included in the proxy materials for the Company's annual meeting of stockholders for the year ending June 30, 2001, any such proposal must be received by the Company at its executive offices not later than June 21, 2001 and meet all other applicable requirements for inclusion therein.

         Notices of intention to present proposals at the 2001 Annual Meeting or requests in connection therewith should be addressed to Speizman Industries, Inc., 701 Griffith Road, Charlotte, North Carolina 28217, Attention: Corporate Secretary.

Other Matters

         Management does not know of any other business to come before the Special Meeting. If, however, other matters do properly come before the Special Meeting, it is the intention of the persons named in the enclosed proxy card to vote on such matters in accordance with their best judgment.

                                           By order of the Board of Directors,


                                           John C. Angelella
                                           Secretary

Charlotte, North Carolina
January ____, 2001

                                   APPENDIX A

                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                            SPEIZMAN INDUSTRIES, INC.

         It is hereby certified that:

         1. The name of the Corporation (hereinafter called the "Corporation") is Speizman Industries, Inc.

         2. The Certificate of Incorporation of the Corporation is hereby amended by Article Fourth (A) thereof and substituting the following in lieu of the:

                  "Fourth: (A) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 20,025,000 of which 25,000 shall be Preferred Stock of the par value of $100 a share (hereinafter called the "Preferred Stock") and of which 20,000,000 shares shall be Common Stock of the par value of $.10 a share (hereinafter called the "Common Stock"). Effective at the time of filing this Certificate of Amendment of Certificate of Incorporation with the Secretary of State of the State of Delaware, each ___________ (___) share of the Corporation's Common Stock issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be converted into one share of Common Stock of the Corporation (the "Reverse Split"). No fractional shares shall be issued, and, in lieu thereof, the Corporation shall pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined in accordance with Section 155 of the Delaware General Corporation Law. From and after the filing of this Certificate of Amendment, the amount of capital represented by the shares of Common Stock which remain issued and outstanding after the Reverse Split shall be the same as the amount of capital represented by the shares of Common Stock issued and outstanding immediately prior to the Reverse Split, until thereafter reduced or increased in accordance with applicable law."

         3. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the proposed amendment of the Restated Certificate of Incorporation as set forth in paragraph 2 hereinabove was adopted by the Board of Directors of the Corporation on December 26, 2000 declaring said amendment to be advisable and calling a meeting of the stockholders for consideration thereof. Thereafter, a special meeting of the stockholders of said Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         4. The effective time of the amendment herein certified shall be __________, 2001.

         IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment to be executed on its behalf by its duly authorized officer hereby declaring and certifying that this is the act and deed of the Corporation and that the facts stated herein are true.

                                                     SPEIZMAN INDUSTRIES, INC.


                                                     By:________________________
                                                          Robert S. Speizman
                                                          President

                            SPEIZMAN INDUSTRIES, INC.
                 Proxy for Special Meeting of Stockholders to be
                            Held on February 14, 2001

          This Proxy is Solicited on Behalf of the Board of Directors.

         The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Special Meeting of Stockholders to be held on February 14, 2001 and the Proxy Statement and appoints Robert S. Speizman and John C. Angelella and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Speizman Industries, Inc. (the "Company"), which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Special Meeting of Stockholders of the Company to be held on February 14, 2001 at 11:00 a.m. at the principal executive offices of the Company located at 701 Griffith Road, Charlotte, North Carolina, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted as follows:

1. To approve an amendment of the Company's Certificate of Incorporation, as amended, to effect a reverse stock split whereby the Company would issue one new share of its Common Stock, par value $.10 per share, in exchange for not less than two nor more than five outstanding shares of its Common Stock.

         FOR     [ ]          AGAINST      [ ]              ABSTAIN    [ ]

2. The proxies are authorized to vote the shares represented by this proxy in accordance with their judgment on such other business as may properly come before the meeting.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy, if signed and returned, will be voted FOR Item 1.

        Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officers. If a partnership, please sign in partnership name by authorized person.

                                   DATED:_________________________________, 2001

                                   _____________________________________________
                                   Signature

                                   _____________________________________________
                                   Signature if held jointly

                                     PLEASE COMPLETE, SIGN, DATE AND RETURN THIS
                                         PROXY PROMPTLY IN THE ENCLOSED ENVELOPE